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                                                                    EXHIBIT 16.1


August 23, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated August 19, 1999, of Wyndham International, Inc. and are in agreement with the statements contained in the paragraphs
(a)(i), (a)(ii), (a)(iv) and (a)(v) on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                /s/ Ernst & Young LLP